Exhibit 99.1

Streamex Reports Third Quarter 2026 Results

240 net new ounces behind GLDY, up from 15 in Q2; Cask Foundation begins liquidity bootstrapping for USGY; debt-free with $36.5 million total liquidity position(1)

WINTER PARK, Fla., November 12, 2026 — Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a technology company building the future of the commodity markets through tokenization, today announced financial results for the third quarter and nine months ended September 30, 2026.

Third Quarter 2026 Highlights

●	GLDY growth: Gold behind GLDY rose to 3,351 ounces from 3,111, adding 240 net new ounces compared with 15 in the second quarter. The Company issued 208 new GLDY to subscribers, compared with 27.

●	External ownership doubled: Outside holders owned 17.7% of outstanding GLDY at September 30, up from 9.0% at June 30. GLDY assets under management were $14.0 million at market value, up 12% in the quarter.

●	Gold lease income: $145 thousand, and $291 thousand year-to-date. Excluding approximately $12 thousand of first-quarter income recognized in the second quarter, lease income grew approximately 8.2%.

●	Operating expenses: $18.1 million, including $9.3 million of non-cash stock-based compensation. Of the $2.8 million increase, $2.2 million was non-cash stock-based compensation; the remainder was mainly external legal counsel and costs supporting product development.

●	Net loss and Adjusted EBITDA(1): Net loss of $17.5 million, or $(0.09) per share, for the third quarter of 2026, compared with $14.6 million, or $(0.08) per share, for the second quarter of 2026. Adjusted EBITDA of $(7.2) million for the third quarter of 2026, compared with $(6.6) million for the second quarter of 2026.

●	Balance sheet: Debt-free, with a total liquidity position(1) of $36.5 million, total cash and investments(1) of $13.2 million and working capital of $22.0 million. Operating cash burn averaged $1.5 million a month, down from $1.6 million in the second quarter.

“Q1 launched GLDY, Q2 built the distribution around it, and Q3 was about scaling that distribution and adoption,” said Henry McPhie, Co-Founder and Chief Executive Officer of Streamex. “Over the last ninety days, an institutional investment manager began running a gold carry strategy with GLDY as its long leg, outside ownership doubled, and the Cask Foundation began bootstrapping liquidity for its first product, USGY. Next week, GLDY goes live as the first tokenized asset on Equity Trust’s IRA platform. This is not scale yet, but the drivers that can get us there are now live or under way.”

Business Highlights

●	Equity Trust: GLDY is expected to go live next week on the IRA platform of Equity Trust, which has about $73 billion of assets under custody and administration and around 368,000 accounts. GLDY will be the first tokenized asset on the platform, allowing U.S. investors to hold yield-bearing gold in an IRA.

(1) Adjusted EBITDA, total cash and investments and total liquidity position are non-GAAP financial measures. See “Non-GAAP Financial Information” and the reconciliation tables at the end of this press release.

●	Institutional allocation: An initial $1 million institutional allocation was made to a gold carry strategy run by an institutional investment manager, which holds GLDY as its long leg.

●	Cask Foundation: Liquidity bootstrapping began in October for USGY, the Cask Gold Yield Vault, which holds its spot gold position in GLDY. The Cask Foundation expects to launch USGY publicly once initial bootstrapping is complete. GLDC is set up and ready, with launch by the Cask Foundation anticipated in early 2027. A Streamex subsidiary acts as servicer to the Cask Foundation and earns revenue from its products.

●	GLDY Access Network: Several distribution partners with more than $160 billion of combined assets. CNB Custody went live in October, adding qualified custody for RIAs and advisors.

●	Yield and attestation: Seven consecutive monthly distributions, every one paid in gold. GLDY paid 31 ounces in lease yield in the quarter, up from 19. Net asset value has tracked gold one-to-one since launch, and reserves are independently attested by EisnerAmper and viewable on Chainlink Proof of Reserve.

●	New brand: Streamex introduced its new brand today, starting with streamex.com and its investor materials.

Commitments for the Next Ninety Days

Streamex will report on each of the following when it reports fourth quarter 2026 results:

●	Grow institutional demand: more capital into the carry strategy, and new institutional buyers of GLDY.

●	Support the Cask Foundation as it completes initial liquidity bootstrapping and launches USGY publicly, and report USGY’s contribution to GLDY assets under management.

●	Fund the first GLDY IRA accounts on Equity Trust.

●	GLDC: set up and ready, with launch by the Cask Foundation anticipated in early 2027 as USGY scales.

●	Bring operating cash burn to a range of $1.1 million to $1.3 million a month, from $1.5 million in the third quarter.

●	Continue independent reserve attestations and monthly distributions.

“We ended the quarter debt-free with $36.5 million of total liquidity,” said Christine Plummer, Chief Financial Officer of Streamex. “Most of our net loss is non-cash. Burn came in above what we expected in August, and bringing it down to a range of $1.1 million to $1.3 million a month while assets build is a priority. Our fees scale with assets against a largely fixed cost base, so once fees cover fixed costs, incremental assets should flow through to Adjusted EBITDA(1).”

Streamex Q3 2026 Results & Quarterly Update Call Details

Management will host a conference call and webcast today, November 12, 2026, at 4:30 p.m. ET to discuss third quarter 2026 results and provide a business update.

Dial-in: (800) 715-9871 (U.S. toll-free) or +1 (646) 307-1963 (international)

Conference ID: 4933172

Webcast: https://ir.streamex.com/financial-information/quarterly-results

A replay will be available on the Investor Relations section of ir.streamex.com shortly after the call. Questions may be submitted in advance to ir@streamex.com.

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About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a technology and infrastructure company focused on the tokenization and digitalization of commodity real-world assets. Streamex delivers institutional-grade solutions that bridge traditional finance and blockchain-enabled markets through secure, regulated, and yield-bearing financial instruments.

For more information, visit www.streamex.com.

Important Disclosure

This press release is issued by Streamex Corp. concerning developments in its own business. It is not an offer to sell or a solicitation of an offer to buy any security, including any interest in any fund or investment strategy referenced herein, and it is not intended to advertise, promote, or solicit investment in any fund. No information contained herein should be construed as a recommendation to invest in any fund or trading or investment strategy.

Streamex is not a placement agent, distributor, solicitor, or agent for the investor referenced in this release, its manager, or any fund, and receives no compensation based on capital raised by any such fund. References to the strategy are provided solely as context for Streamex’s commercial relationship with the investor and its expected effect on GLDY assets under management. The commitment described herein represents an indication of capital to be deployed and remains subject to execution of definitive documentation, satisfaction of conditions, and funding. There can be no assurance that it will be funded in whole or in part, or that any particular amount of GLDY will be acquired.

Nothing in this release constitutes investment, legal, tax, or accounting advice. GLDY is offered by Streamex Ltd. pursuant to applicable exemptions from registration and is available only to eligible investors; this release does not constitute an offer of GLDY, GLDC or USGY. The Cask Foundation is an independent Cayman foundation company. A Streamex subsidiary is its servicer, not the issuer of Cask products. USGY is not available to U.S. persons and is not offered by this press release. The targeted 3.5% annualized GLDY yield is a target, is not guaranteed, and is subject to the risks of the Company’s gold leasing program, including counterparty default.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the expected ability of Streamex Ltd. to execute on its business plan and develop, utilize and commercialize Blockchain technology to bring to market a tokenized security offering investors exposure to the spot price of gold plus yield, and the continued payment of the targeted annualized yield and monthly distributions on GLDY; the initial institutional allocation, the deployment and potential scaling of that allocation through follow-on investment, additional institutional allocations to GLDY, and their effect on GLDY assets under management; anticipated growth in GLDY assets under management and token issuance, and related issuance and transaction fee income, the Company’s fee model and expected operating leverage; the availability and adoption of GLDY for custody in individual retirement accounts through Equity Trust Company, including the expected timing of its launch and API onboarding; the expansion of the GLDY access network, including additional brokerages and custodians, and the continued availability of liquidity and settlement characteristics for GLDY; the expected establishment, timing and functionality of products of the Cask Foundation, including the progress of liquidity bootstrapping for and the public launch of the Cask Gold Yield Vault (USGY), the anticipated launch of GLDC, and further vault products, their growth and effect on GLDY assets, and the servicing revenue Streamex expects to earn from them; our reserve attestation track record and the continuation of reserve attestations; the timing of our tokenized silver launch, and planned on-chain functionality for GLDY, such as borrowing and lending; expected operating cash use, and our liquidity and runway; the stock repurchase program; the expected capabilities of the Streamex platform, including Streamex Ltd., to deliver functionality that provides clients with access to on-chain tools to facilitate the design and instantiation of tokenized structured products and securitization of commodity opportunities and treasury management solutions, and that provides investor end-users with access to such opportunities and an ability to acquire and manage such products within their portfolio; the expected usefulness of Blockchain technology as a tool to ensure complete delivery of the on-chain commodity markets, tokenized commodity solutions and treasury management solutions; the expected ability of Streamex to leverage Blockchain technology to ensure the delivery of such solutions on the Streamex platform; the expected use cases and functionality of the tokenized structured products on the Streamex platform; and statements regarding future product functionality, launch timing and expected expense levels reflect current intentions and estimates and are not commitments, guidance or guarantees. In some cases, you can identify forward-looking statements by terminology such as “anticipate”, “intend”, “plan”, “goal”, “seek”, “believe”, “project”, “estimate”, “expect”, “strategy”, “target”, “future”, “likely”, “may”, “should”, “will”, or the negative of these terms, and similar expressions or variations of such words. There can be no assurance that the institutional allocation described in this press release will be scaled through follow-on investment, that any particular amount of GLDY will be acquired, or that GLDY assets under management will grow by any particular amount.

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Although forward-looking statements in this press release reflect good faith judgment of the Company’s management, such statements can only be based on facts or factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in, or anticipated by, the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; volatility in the capital or credit markets; the impact of securities regulation on the ability of Streamex to create a financial and marketplace economy based on the currently intended business model; the adequacy of Streamex’s working capital and other conditions which may affect Streamex’s ability to achieve the expected growth, product development, market position and expansion; the level of demand and financial performance of online, Blockchain-enabled financial services providers and the tokenized structures, tools and technology Streamex will deploy, and the growth of clients and users and Blockchain industries in general; changes in client and user demand; the ability of Streamex Ltd. to secure industrial leases with third parties and the ability for such lessee third parties to make lease payments; any developments and changes in laws and regulations, including increased regulation of the Blockchain industry through legislative action and revised rules and standards applied by the applicable securities regulators; and disruptions to Streamex’s technology network, including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of Streamex’s operating systems, structures and equipment.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more complete description of these and other material risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by its subsequent Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov. The Company cautions you not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release, except as required by law.

Market Data and Industry Data

Unless otherwise indicated, the economic and industry data contained in this press release is based upon information from independent industry and government publications. While Streamex believes this data to be reliable, market and industry data is subject to variation and cannot be verified due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Streamex has not independently verified the accuracy or completeness of such information contained herein.

Non-GAAP Financial Information

This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including EBITDA, Adjusted EBITDA, Total Cash and Investments and Total Liquidity Position. The Company believes these non-GAAP measures provide investors with useful insight into its operating performance and the financial resources available to support its tokenization platform, particularly given the significant non-cash charges in its results and the composition of its balance sheet, which includes physical gold, digital assets and other non-cash financial assets. Please refer to the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures above.

The Company defines and uses these non-GAAP measures as follows:

EBITDA is defined as net loss, plus: interest expense (income), net, which includes non-cash amortization of debt discounts and issuance costs and imputed interest on the Company’s loan receivable; income tax expense (benefit); and depreciation and amortization, which consists principally of amortization of the intangible assets recognized in the May 2025 acquisition of Streamex Exchange Corporation. EBITDA is not adjusted for stock-based compensation or for other non-cash or non-recurring items, including gains and losses on the sale of gold, on marketable securities, on the extinguishment of convertible debentures and on changes in the fair value of derivative instruments, and these items are therefore included in EBITDA for the periods presented.

The Company uses EBITDA to evaluate its operating performance excluding the effects of its capital structure, income taxes and acquisition-related amortization, which management believes are not indicative of the cost of operating and scaling its platform. The Company believes EBITDA allows investors to assess its performance in a way that is consistent with management’s approach and facilitates comparisons with other companies that have different capital structures, tax positions or acquisition histories.

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Adjusted EBITDA is defined as EBITDA, further adjusted to exclude: stock-based compensation; the provision for credit losses on the Company’s loan receivable from Wintermute Trading Ltd.; changes in the fair value of derivative liabilities and embedded derivatives; realized gains on the sale of gold; realized gains and losses on, and changes in the fair value of, marketable securities; losses on the extinguishment of convertible debentures; gains on the settlement and forgiveness of accounts payable and accrued expenses; and other (income) expense, net. The Company uses Adjusted EBITDA to evaluate the cost of operating and scaling its platform excluding non-cash compensation and non-operating gains and losses, which management believes are not indicative of its ongoing operating performance, and believes Adjusted EBITDA facilitates period-to-period comparisons of its operating results.

Total Cash and Investments is defined as cash, marketable securities and digital assets (consisting principally of USDC, together with immaterial amounts of other crypto assets), each as presented on the Company’s condensed consolidated balance sheet.

Total Liquidity Position is defined as Total Cash and Investments, plus: physical gold held at cost (other assets held at cost – gold); the Company’s loan receivable, net, under its USDC loan agreement with Wintermute Trading Ltd., which the Company may recall on 30 days’ notice; and the Company’s investment in Metalayer Digital Fund I, measured at net asset value.

The Company uses Total Cash and Investments and Total Liquidity Position to monitor the financial resources available to fund its operations, platform development and growth initiatives, and believes these measures help investors evaluate the Company’s balance sheet in the same manner as management, as a substantial portion of the Company’s financial resources is held in forms other than cash.

Total Cash and Investments and Total Liquidity Position are not measures of cash available for immediate use and should not be used as indicators of the Company’s ability to fund its cash needs. In particular: physical gold is carried at cost and not marked to market, and the market value of the gold held by Streamex Ltd. was approximately $14.0 million at September 30, 2026, approximately $2.5 million below its carrying amount; that gold backs all outstanding GLDY tokens, including tokens held by third-party holders, which are presented as noncontrolling interests; the Metalayer investment’s net asset value may change and redemptions are subject to the terms of the fund documents; and recall of the Wintermute loan may affect secondary-market liquidity for GLDY. The amounts realized from any of these assets may differ materially from the amounts presented.

These non-GAAP financial measures should not be considered in isolation or as substitutes for the most directly comparable GAAP measures, net loss and cash, as indicators of operating performance or of the Company’s liquidity or ability to fund its cash needs. In addition, these measures may not be comparable to similarly named measures presented by other companies.

See the reconciliations of net loss to EBITDA and Adjusted EBITDA and of cash to Total Cash and Investments and Total Liquidity Position in the tables below.

This information should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, available on the Investor Relations section of the Company’s website at ir.streamex.com.

Contacts

Streamex Press & Investor Relations
Laura Kiernan	Henry McPhie
Head of Investor Relations, Streamex Corp.	Chief Executive Officer, Streamex Corp.
IR@streamex.com | 1-914-598-7733	www.streamex.com | X.com/streamex

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STREAMEX CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$5,476	$20,316
Digital assets	922	-
Marketable securities	6,779	9,706
Gold-denominated receivable	68	-
Other assets held for sale – restricted gold	-	23,472
Other assets held for sale – gold	-	1,000
Prepaid expenses and other assets	5,292	17,401
Investments measured at NAV	2,208	-
Loan receivables, net	4,642	-
Other receivable	101	-
Total current assets	25,488	71,895
Non-current assets:
Other assets held at cost – gold	16,467	-
Intangible assets, net	38,800	44,639
Goodwill	68,497	70,984
Operating lease right-of-use asset	765	-
Property and equipment, net	4	25
Total non-current assets	124,533	115,648
Total assets	$150,021	$187,543
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,191	$2,952
Lease liability, short term	133	-
Dividends payable	128	121
Convertible debentures	-	38,021
Embedded derivative liability	-	1,700
Total current liabilities	3,452	42,794
Non-current liabilities:
Lease liability, long term	636	-
Deferred tax liability	9,410	11,421
Total liabilities	13,498	54,215
Commitments and contingencies (Note 20)	-	-
Mezzanine equity:
Redeemable Series C 9% Convertible Preferred Stock, $0.001 par value, $1,000 stated value, authorized 4,200 shares, 105 shares issued and outstanding; (liquidation preference of $105; cumulative dividends payable of $128 and $121 as of September 30, 2026 and December 31, 2025, respectively).	105	105
Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares, designated 200 shares of Series A, 600 shares of Series B, 4,200 shares of Series C, 1,400 shares of Series D, 1,000 shares of Series E, 200,000 shares of Series F Preferred Stock and 1 Special Voting Preferred Stock.	-	-
Common stock, $0.001 par value, authorized 500,000,000 shares, 117,457,869 and 49,805,275 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	118	50
Additional paid-in capital	933,086	850,447
Accumulated other comprehensive (loss) income	(2,980)	814
Accumulated deficit	(796,827)	(718,120)
Total stockholders’ equity attributable to Streamex Corp.	133,397	133,191
Noncontrolling interest	3,021	32
Total stockholders’ equity	136,418	133,223
Total liabilities, mezzanine equity and stockholders’ equity	$150,021	$187,543

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STREAMEX CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Gold lease income	$145	-	$291	-
Operating expenses:
General and administrative	16,622	4,625	64,710	27,396
Depreciation and amortization	1,452	1,488	4,415	2,065
Provision for credit loss	46	-	46	-
Total operating expenses	18,120	6,113	69,171	29,461
Loss from operations	(17,975)	(6,113)	(68,880)	(29,461)
Other income (expense):
Interest income (expense), net	96	(10)	(12,102)	3
Change in fair value of derivative liability	-	(10,214)	-	(10,214)
Realized gain on sale of gold	-	-	2,938	-
Realized (loss) gain on marketable securities	(91)	-	286	-
Change in fair value of marketable securities	(21)	-	(140)	-
Change in fair value of embedded derivative	-	-	497	-
Realized loss on extinguishment of convertible debenture	-	-	(3,057)	-
(Loss) gain on settlement and forgiveness of accounts payable and accrued expenses	-	-	-	196
Other (expense) income, net	(52)	(12)	101	(40)
Total other income (expense), net	(68)	(10,236)	(11,477)	(10,055)
Loss before income taxes	(18,043)	(16,349)	(80,357)	(39,516)
Income taxes (benefit)	(583)	(765)	(1,653)	(765)
Net loss	(17,460)	(15,584)	(78,704)	(38,751)
Net income attributable to noncontrolling interests	3	-	3	16
Net loss attributable to Streamex Corp.	(17,463)	(15,584)	(78,707)	(38,767)
Preferred stock dividend	(2)	(2)	(7)	(7)
Net loss attributed to Streamex Corp. common shareholders	$(17,465)	$(15,586)	$(78,714)	$(38,774)
Net loss per common share, basic and diluted	$(0.09)	$(0.47)	$(0.44)	$(1.42)
Weighted average number of common shares outstanding, basic and diluted	185,350,763	33,352,004	180,336,183	27,343,190
Comprehensive (Loss) Income:
Net loss	$(17,460)	$(15,584)	$(78,704)	$(38,751)
Other comprehensive (loss) income:
Change in foreign currency translation adjustments	(12)	(2,325)	(3,794)	(787)
Total comprehensive loss	(17,472)	(17,909)	(82,498)	(39,538)
Comprehensive income attributable to noncontrolling interest	3	-	3	16
Comprehensive loss attributable to Streamex Corp.	$(17,475)	$(17,909)	$(82,501)	$(39,554)

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STREAMEX CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(78,704)	$(38,751)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,415	2,065
Amortization of debt discount and issuance costs	11,979	-
Gain on settlement and extinguishment of accounts payable	-	(196)
Realized gain on sale of gold	(2,938)	-
Noncash lease income settled in gold	(221)	-
Realized gain on marketable securities	(286)	-
Change in fair value of marketable securities	140	-
Change in fair value of embedded derivative	(497)	-
Change in fair value of derivative liability	-	10,214
Realized loss on extinguishment of convertible debenture	3,057	-
Realized loss on investment	152	-
Unrealized loss on investments measured at NAV, net	292	-
Provision for credit losses	46	-
Accretion of discount on loan receivable	(96)	-
Allowance for credit losses on accounts receivable	-	109
Foreign currency transaction gain	(156)	-
Stock-based compensation expense	41,789	15,560
Noncash liquidity support arrangement expense settled in GLDY tokens	45	-
Deferred income taxes	(1,653)	(765)
Changes in operating assets and liabilities:
Gold-denominated receivable	(68)	-
Purchases of digital assets	(7,010)	-
Prepaid expenses and other assets	514	(2,045)
Accounts payable and accrued expenses	1,166	6,399
Operating lease right-of-use assets and lease liabilities, net	4	(6)
Net cash used in operating activities	(28,030)	(7,416)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(24,394)	-
Purchase of non-marketable equity investments	-	(144)
Proceeds from the sale of marketable securities	27,467	-
Proceeds from the sale of non-marketable equity investments	25	-
Proceeds from sale of gold	26,410	-
Purchase of gold held at cost	(15,246)	-
Business acquisition, net of cash acquired	-	365
Net cash provided by investing activities	14,262	221
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock under at-the-market offerings, net of issuance costs	-	3,882
Proceeds from sale of common stock and warrants, net of issuance costs	-	14,390
Repayment of finance obligation	(916)	(176)
Net proceeds from issuance of common stock in underwritten public offering	37,184	-
Proceeds from issuance of equity in subsidiaries to noncontrolling interest holders	1,220	-
Taxes paid related to net share settlement of restricted stock units	-	-
Repayment of convertible notes payable	(38,500)	-
Net cash (used in) provided by financing activities	(1,012)	18,096
Effect of exchange rate change on cash	(60)	2
Net (decrease) increase in cash	(14,840)	10,903
Cash, beginning of the period	20,316	142
Cash, end of the period	$5,476	$11,045
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$403	-
Cash paid during the period for income taxes	-	-
Noncash investing and financing activities:
Dividend payable on preferred stock charged to additional paid-in capital	$7	$7
USDC digital assets received from transfer of ownership interest in Streamex Ltd. to noncontrolling interest holders	$1,045	-
Conversion of convertible debentures into common stock	$15,760	-
Distributions to noncontrolling interest holders	$19	-
Acquisition of assets and liabilities recorded through operating lease	$810	-
Recognition of derivative liability as part of business combination (non-cash)	-	$105,498
Recognition of assets acquired as part of business combination	-	$117,982
Recognition of liabilities assumed as part of business combination	-	$12,850
Common stock issued in settlement of accounts payable and accrued expenses	-	$189
Loan receivable funded through the transfer of USDC digital assets	$5,000	-
Other receivable funded through the transfer of USDC digital assets	$100	-
Financing obligation incurred for prepaid insurance	-	$1,628
Common stock issued for services recorded in prepaid expenses	-	$125
Investment in Metalayer Class A-1 shares funded through USDC digital assets	$2,000	-
GLDY tokens transferred as consideration for investment in Metalayer Class D-1 shares	$500	-
GLDY distributions retained by the Liquidity Provider on loaned tokens, recognized in general and administrative expense	$45	-

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STREAMEX CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (REGULATION G)

(In thousands) (Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

The following table reconciles net loss, the most directly comparable GAAP financial measure, to EBITDA and Adjusted EBITDA for the periods presented.

	Three Months Ended Sept. 30, 2026	Three Months Ended June 30, 2026	Three Months Ended Sept. 30, 2025	Nine Months Ended Sept. 30, 2026	Nine Months Ended Sept. 30, 2025
Net loss (GAAP)	$(17,460)	$(14,551)	$(15,584)	$(78,704)	$(38,751)
Interest expense (income), net	(96)	3	10	12,102	(3)
Income tax expense (benefit)	(583)	(505)	(765)	(1,653)	(765)
Depreciation and amortization	1,452	1,471	1,488	4,415	2,065
EBITDA (non-GAAP)	$(16,687)	$(13,582)	$(14,851)	$(63,840)	$(37,454)
Stock-based compensation	9,302	7,117	842	41,789	15,032
Provision for credit loss (Wintermute loan)	46	-	-	46	-
Change in fair value of derivative liability	-	-	10,214	-	10,214
Realized gain on sale of gold	-	-	-	(2,938)	-
Realized loss (gain) on marketable securities	91	106	-	(286)	-
Change in fair value of marketable securities	21	(14)	-	140	-
Change in fair value of embedded derivative	-	-	-	(497)	-
Realized loss on extinguishment of convertible debenture	-	-	-	3,057	-
Gain on settlement and forgiveness of accounts payable and accrued expenses	-	-	-	-	(196)
Other (income) expense, net	52	(200)	12	(101)	40
Adjusted EBITDA (non-GAAP)	$(7,175)	$(6,573)	$(3,783)	$(22,630)	$(12,364)

Note: EBITDA for the nine months ended September 30, 2026 includes $41.8 million of non-cash stock-based compensation, a $2.9 million realized gain on the sale of gold, a $3.1 million loss on extinguishment of convertible debentures and a $0.5 million gain on the change in fair value of the embedded derivative. These items are excluded from Adjusted EBITDA.

Reconciliation of Cash to Total Cash and Investments and Total Liquidity Position

The following table reconciles cash, the most directly comparable GAAP financial measure, to Total Cash and Investments and Total Liquidity Position as of the dates presented.

	September 30, 2026	June 30, 2026
Cash (GAAP)	$5,476	$5,605
Marketable securities	6,779	12,861
Digital assets	922	6,001
Total Cash and Investments (non-GAAP)	13,177	24,467
Physical gold (other assets held at cost – gold)	16,467	15,464
Loan receivable, net – Wintermute (USDC)	4,642	-
Investment measured at NAV – Metalayer	2,208	1,828
Total Liquidity Position (non-GAAP)	$36,494	$41,759

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